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                                                                   EXHIBIT 10.11

                                 AMENDMENT NO. 2
                                     TO THE
                         VENCOR RETIREMENT SAVINGS PLAN

         This is Amendment No. 2 to the Vencor Retirement Savings Plan (the "Plan") as last amended and restated as of March 1, 2000, which Amendment shall be effective as of the date of its adoption.

                                    RECITALS
                                    --------

A. Vencor, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion.

B.       The Company has changed its name to Kindred Healthcare, Inc.

C. Ventas stock was a frozen investment option in the Plan which was determined by the Retirement Committee in accordance with its duties pursuant to Sections 4.2(a) and 8.4(c) to no longer fit within the Plan's investment philosophy; Ventas stock in the trust has all been sold.

D. All Company Stock held in the Plan was cancelled by court order upon Vencor, Inc.'s emergence from bankruptcy proceedings.

E. As of June 1, 2001, the Company has acquired the management of facilities at

                         Ozark Mountain Regional Health
                               127 Northwest Blvd
                              Crane, Missouri 65633

                             Table Rock Care Center
                                276 Fountain Lane
                         Kimberling City, Missouri 65686

         (the "Lenox Facilities") and employed the persons who operate them, which employees previously participated in the Lenox Healthcare, Inc. 401(k) plan (the "Lenox Plan").

F. The Company, now wishes to amend the Plan to reflect the change of Company name, to clarify the eligibility computation period, and to clarify the Investment Funds available thereunder after sale of all Ventas stock and cancellation of Company Stock by elimination of all references to Ventas stock and the Company Stock Fund, and to grant past service credit to certain recently-hired employees.


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                                    AMENDMENT
                                    ---------

The Plan is hereby amended as follows:

         1. Section 1.8 of the Plan and all other references therein to Vencor, Inc. shall be a refer to "Kindred Healthcare, Inc."

         2. Section 1.34 of the Plan is hereby amended to change the Plan from the Vencor Retirement Savings Plan to "Kindred 401(k) Plan."

         3. Section 2.1(a) of the Plan is hereby clarified to provide that the phrase "remained an Employee" in the first sentence thereof does not require continuous employment for the 12 month period required for participation, but simply requires employment on the 12 month anniversary of the date on which the Employee first logged an hour of Service.

         4. Section 2.1(d) of the Plan is hereby amended so that as amended, it shall correctly refer to the changed name of another plan maintained by the Company, and to all of the various circumstances under which an employee of the Company who is or was excluded from participation might have a change in his rights to participate in the Plan:

         (d) For purposes of this Section, in the event that an employee of the Company that is (i) not a Participating or Sponsoring Employer in this Plan, or (ii) is an employee of any company which participates in the Kindred & Affiliates 401(k) Plan also maintained by the Company, or (iii) is excluded due to classification as a per diem or "on call" employee, becomes an Employee as defined in Section 1.15 (either because of a change in employment status or adoption of this Plan by the entity by which he is employed), all periods of service while an employee of the Company or of a company which participates in the Kindred & Affiliates 401(k) Plan, shall be counted for purposes of determining eligibility to participate in the Plan. In all events, this Plan and the Kindred & Affiliates 401(k) Plan shall be construed so that, at no point in time, does any one Participant have a right to participate in both this Plan and the Kindred & Affiliates 401(k) Plan.

         5. References in Section 2.1(d) and 3.2 of the Plan to persons who participate in the Retirement Savings Plan for Certain Vencor Employees and Affiliates shall hereafter refer to that plan as the "Kindred & Affiliates 401(k) Plan," to acknowledge the name change of the other plan.

         6. Section 4.2(d) of the Plan is hereby amended by adding the following sentence to the end of (d) of that Section as follows:

               Effective April 25, 2001, all shares of Ventas, Inc. common stock in the Company Stock Fund will begin to be liquidated and no longer be an investment option in the Plan. All proceeds from the liquidation of shares

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               of Ventas, Inc. will be reinvested based on each Participant's interest in the fund in accordance with each Participant's then-current investment election for new money in the Plan.

         7. Section 4.3(e) of the Plan is hereby deleted and reserved, and all references elsewhere in the Plan to Ventas stock, Company Stock, or the Company Stock Fund shall be deleted.

         8. Appendix A to the Plan is hereby amended to add to the end thereof the following so that credit for service for eligibility and vesting will be granted for the Lenox Facilities' employees:

         All past service of Employees hired prior to August 1, 2001 by the Employer at the Lenox Facilities that would have been credited in the Lenox Plan shall be credited for purposes of eligibility and vesting under the Plan, effective August 1, 2001.

         IN WITNESS WHEREOF, this Amendment No. 2 is hereby adopted this 26/th/ day of September, 2000.


                                KINDRED HEALTHCARE, INC.


                                By:  /s/ Owen Dorsey
                                    -----------------------------------------

                                Title: Chief Administrative Officer
                                       --------------------------------------

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